Exhibit 10.5

WALDEN CENTER

At Pelican Landing

LEASE AGREEMENT

BETWEEN

WALDEN CENTER LP

“LANDLORD”

AND

WCI COMMUNITIES LLC

“TENANT”

INDEX

Section 1.	Description of Property
Section 2.	Term
Section 3.	Holdover
Section 4.	Rent, Late Charge, Sales Tax, Tenant Improvement Amortization
Section 5.	Use of Premises
Section 6.	Parking
Section 7.	Security Deposit and Prepaid Rent
Section 8.	Common Area Maintenance
Section 9.	Preparation of Premises
Section 10.	Insurance
Section 11.	Destruction of Premises
Section 12.	Maintenance and Repair
Section 13.	Floor Loads, Noise and Vibration
Section 14.	Alterations by Tenant
Section 15.	Landlord and Tenant’s Property
Section 16.	Compliance with Law
Section 17.	No Encumbrances by Tenant
Section 18.	Right of Landlord to Perform Tenant’s Covenants
Section 19.	Availability of Public Utilities and Other Services
Section 20.	Assignment and Subletting
Section 21.	Subordination and Attornment
Section 22.	Non-Liability and Indemnification
Section 23.	Default
Section 24.	Landlord’s Remedies
Section 25.	Remedies Cumulative
Section 26.	Attorneys Fees and Costs
Section 27.	Eminent Domain
Section 28.	Quiet Enjoyment
Section 29.	Landlord’s Right of Access
Section 30.	Signs, Obstruction
Section 31.	Jury Trial
Section 32.	Notices
Section 33.	Miscellaneous
Section 34.	Radon Gas
Section 35	Relocation
Section 36	Option to Renew

Exhibit A	Tenant Space Plan - First Floor
Exhibit B	Tenant Space Plan - Second Floor
Exhibit C	Construction Specifications
Exhibit D	Rules and Regulations
Exhibit E	Tenant Estoppel Certificate

LEASE AGREEMENT

THIS LEASE AGREEMENT (hereinafter referred to as the “Lease”) is made and entered into this     19th     day of     November      , 2010, by and between Walden Center LP, a Delaware limited partnership, (hereinafter referred to as “Landlord”) and WCI Communities LLC, a Delaware limited liability company, (hereinafter referred to as “Tenant”).

W I T N E S E T H:

THAT LANDLORD, in consideration of the rents, covenants and agreements hereafter promised and agreed by Tenant to be paid and performed, does hereby lease, demise and let to Tenant, and Tenant does hereby lease of and from Landlord, the real property hereinafter described, subject to the following terms and conditions.

Section 1.         DESCRIPTION OF PROPERTY

Landlord is the owner of that certain office building located at 24301 Walden Center Drive, Bonita Springs, Florida 34134, and commonly known as Walden Center at Pelican Landing (the “Building”). Landlord hereby leases to Tenant 1,652 rentable square feet on the first floor, and the entire second floor having 17,041 rentable square feet, comprising a total of 18,693 rentable square feet (the “Premises”).

Section 2.         TERM

Tenant shall have and hold the Premises for an Initial Term of three (3) years (“Initial Term”), said lease term commencing on the issuance, by Lee County, of a Certificate of Occupancy for the Premises (“Commencement Date”), subject to Tenant’s option to renew as provided in Section 36 below, said Initial Term plus any renewal term are hereinafter called the “Term”. If the Term of this Lease (or rental obligations as hereinafter defined) commences on any day of the month other than the first day, Rent from such date to the end of such month shall be prorated according to the number of days in such month and paid on a per diem basis, in advance, on the date the Term commences.  The parties hereto agree that when the dates of commencement and termination of this Lease are determined, they will execute, prior to occupancy, a document certifying said Commencement Date.

Section 3.         HOLDOVER

Should Tenant hold over without Landlord’s consent and remain in possession of the Premises at the expiration of any term hereby created, Tenant shall, by virtue of this Section, become a tenant by the month at twice the Rent and per month of the last monthly installment of Rent and above provided to be paid, which said monthly tenancy shall be subject to all the conditions and covenants of this Lease as though the same had been a monthly tenancy instead of a tenancy as provided herein.  Tenant shall give to Landlord thirty (30) days’ written notice of any intention to move from the Premises, and shall be entitled to ten (10) days notice from Landlord in the event Landlord desires possession of the Premises; provided, however, that said Tenant by the month shall not be entitled to ten (10) days notice in the event the said Rent is not paid in advance without demand, the usual ten (10) days written notice being hereby expressly waived.

Section 4.              RENT, LATE CHARGE, SALES TAX, LEASEHOLD IMPROVEMENTS

a.    Gross Rent.  Tenant agrees to pay Landlord, as “all-in” gross rent (“Rent”)for the initial Term of this Lease, Rent at the rate of $12.00 per square foot for the first (1st) year, $13.00 per square foot for the second (2nd) year, and $14.00 per square foot for the third (3rd) year, on 18,693 rentable square feet, for a total of $224,316.00 for the first (1st) year of the Initial Term; $243,009.00 for the second (2nd) year of the Initial Term; and, $261,702.00 for the third (3rd) year of the Initial Term, plus applicable sales tax. Tenant is not responsible for any Common Area Maintenance or costs related thereto.  Rent shall be due and payable in advance in twelve (12) equal monthly installments of $18,693.00 for the first (1st) year, $20,250.75 for the second (2nd) year, and $21,808.50 for the third (3rd) year, commencing on the Commencement Date and continuing on the first day of each calendar month thereafter during the Initial Term. Renewal option terms are provided in Section 36 of Lease.

b.       Late Charge.    Rent and all other sums due and payable under this Lease shall be due and payable on or before the first day of each month.  In the event any monthly Rent payment is not paid within five (5) days after it is due, Tenant agrees to pay a late charge of ten percent (10%) of the amount of the payment due.

c.       Sales Tax.   Tenant shall pay to Landlord all sales or use taxes pertaining to the Rent which shall be remitted by Landlord to the Florida Department of Revenue which amount, as of the date of the Lease, is six percent (6%).  Tenant agrees to pay all sales and use tax on a monthly basis, determined by the then applicable rate promulgated by the Florida Department of Revenue.

d.       Payment without Notice or Demand.  Except as otherwise provided in this Lease, the Rent shall be paid to Landlord without notice or demand, and without counterclaim, offset, deduction, abatement, suspension, deferment, diminution or reduction, by reason of, and the obligation of Tenant under this Lease shall not be affected by, any circumstance or occurrence whatsoever, except as set forth herein.  Tenant hereby waives all rights now or hereafter conferred by Statute or otherwise to quit, terminate or surrender this Lease or the Premises or any part thereof, or to any abatement, suspension, deferment, diminution or reduction of the Rent on account of any such circumstances or occurrence.

e.       Place of Payment. All payments of Rent shall be made and paid by Tenant to Landlord, at Walden Center LP, 24311 Walden Center Drive, Suite 100, Bonita Springs, Florida 34134, or such other place as Landlord may, from time to time, designate in writing, as such Rent shall come due.  All Rent shall be payable in the current legal tender of the United States.  Any extension, indulgence, or waiver granted or permitted by Landlord in the time, manner or mode of payment of Rent, upon any occasion, shall not be construed as a continuing extension of waiver and shall not preclude Landlord from demanding strict compliance herewith.

f.        Leasehold Improvement Amortization. In addition to Rent, Tenant agrees to pay Landlord an aggregate sum of $88,508.56, plus interest, for the Tenant’s Work portion of the Leasehold Improvements, as defined in Section 9 below, which shall be amortized over the Initial Term of the Lease, and payable in thirty-six (36) equal monthly installments, in the amount of $2,622.98, commencing on the Commencement Date and continuing on the first day of each calendar month thereafter during the Initial Term.

Section 5.         USE OF PREMISES

Tenant shall use the Premises as a professional office and for no other purpose. Tenant will not use or permit the use of the Premises or any part thereof for any unlawful or objectionable purposes and will not do or permit any act or thing which would materially impair the value or usefulness of the Premises or any part thereof, or which would constitute a public or private nuisance or waste, or which would be a nuisance or annoyance or damage to Landlord or the other tenants, or which would invalidate any policies of insurance or increase the premiums thereof, now or hereafter written on the Building and/or Premises.

Section 6.         PARKING

There shall be available at the Building, ample parking spaces for the nonexclusive use of the Tenant.

Section 7.         SECURITY DEPOSIT, PREPAID RENT

a.       Security Deposit.  Upon signing the Lease, the Tenant agrees to pay the Landlord the sum of $20,000.00 as a security deposit (“Security Deposit”).  Upon occurrence of any event of default by Tenant, Landlord may, without prejudice to any other remedy, use the Security Deposit to make good any arrears of Rent, and any other damage, injury, expense or liability caused to Landlord by such event of default, not curable by Tenant within ten (10) days, after written notice of such default. If any portion of said Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand, render payment to Landlord to restore the Security Deposit to its original amount.

Upon expiration of the term hereof, the vacating of the Premises by the Tenant, the keys being returned to the Landlord, and the Premises and its contents being found, upon inspection by Landlord, to be in good, clean condition with no damage, ordinary wear and tear excepted, the Landlord shall return the Security Deposit to the Tenant less any sums paid or deducted for damages for other than ordinary wear and tear within fifteen (15) days, unless a claim is imposed on Security Deposit, in which case Landlord will have thirty (30) days.

b.       Agreement by the Parties.  It is agreed by the parties that a claim imposed on the Tenant’s Security Deposit or prepaid Rent shall not be a waiver or limitation of the Landlord’s claim for damages and rent, and, except as provided to the contrary in this Lease, Tenant shall be liable for all damages to the Premises, for all of the Rent reserved in this Lease, and for all reasonable attorney’s fees incurred by Landlord in collecting rentals, collecting payment for damages to the Premises, in obtaining a judgment against Tenant and in collecting the judgment plus all costs of the suit and reasonable costs of collecting such judgment.

Section 8.         COMMON AREA MAINTENANCE

Landlord shall be solely responsible for all “Common Area Maintenance” and costs related thereto, which Common Area Maintenance shall include without limitation:

(1)              All supplies and materials used in the operating and maintenance of the Building and Common Areas, used by Tenant, or groups of tenants and their invitees;

(2)              Costs of all utilities, including water, power, heating, lighting, air conditioning and ventilation for the Building, excluding electricity consumed in individual Tenant spaces, for which each Tenant is responsible;

(3)              Costs of outside property management for the Property or wages and salaries of all employees of the Landlord engaged in direct operation and maintenance of the Building, the Common Areas, and the land upon which the Building and Common Areas are situated, employee social security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages and salaries, the cost of disability and hospitalization insurance, workers’ compensation, pension or retirement, and other fringe benefits for such employees.

(4)              Cost of all maintenance and service agreements for the Building, the equipment therein, and grounds, including trash removal, servicing, and maintenance of all systems and equipment, security and alarm service, window cleaning, common area janitorial service, and landscaping;

(5)              Accounting costs associated with common area maintenance and lease administration;

(6)              Costs of insurance, including fire, casualty, liability and loss of business income insurance applicable to the Building;

(7)              Costs of repairs, replacement and general maintenance, including the repair or replacement of glass and the repair of roof coverings or membrane, but excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and capital expenditures;

(8)              All taxes (except income and excise taxes), real estate tax service payments in lieu of taxes, assessments, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind which are assessed, levied, charged, except taxes on personal property used exclusively by other tenants confirmed, or imposed by any public authority upon the Building, its operations or the Rent provided for in this Lease;

(9)              Amortization of capital costs incurred by Landlord for improvements or structural repairs made to the Building after the Commencement Date which (a) are required to comply with any change in laws, rules or regulations of any governmental authority having jurisdiction; or (b) are designed to reduce Operating Costs, which amortization shall be made over the useful life of such improvements, as reasonably determined by Landlord;

(10)              All costs and expenses with respect to the operation, maintenance and repair of parking lot; and

(11)              Any other costs which may be found in Class A Buildings in major metropolitan areas of the Southeastern United States, and which Landlord wishes to add to the services provided for in the Building. Landlord reserves the right to reasonably revise such expenses in accordance with the foregoing standard. “Common Area(s)” are defined as areas used by more than one tenant, or groups of tenants and their invitees.

Section 9.                                           PREPARATION OF PREMISES

a.                                      Leasehold Improvements. The Premises shall be prepared for Tenant’s occupancy, by Landlord, in accordance with Tenant’s Space Plans and Construction Specifications, which are attached hereto as Exhibits “A”,”B” and “C”, respectively (the “Leasehold Improvements”)  The Leasehold Improvements shall include the Landlord’s Work and the Tenant’s Work; as such terms are defined below.  Landlord shall be solely responsible for payment of the Landlord’s Work and Tenant shall be solely responsible for payment of the Tenant’s Work in accordance with Section4(f) above.  Any changes made by Tenant, in writing to Landlord, to the aforementioned Leasehold Improvements, which result in increased costs, shall be the sole cost and expense of Tenant.

The facilities, materials and work to be furnished, installed and performed in the Premises by Leasehold Improvements, by Landlord, as shown on Exhibit “C”, at its expense are herein after referred to as “Landlord’s Work”.  Such other facilities, materials and work which may be undertaken by or for the account of Tenant to construct, equip, decorate and furnish the Premises for Tenant’s occupancy (as shown on Exhibit “C”) are hereinafter  referred to as “Tenant’s Work”.  Any leasehold improvements,  other than the approved Leasehold Improvements in Exhibits A, B and C, must be approved by Landlord.

b.                                      Completion by Landlord.  The Premises shall be deemed ready for occupancy on the date on which Landlord’s Work shall have been substantially completed and a Certificate of Occupancy has been issued.  The same shall be deemed substantially completed notwithstanding the fact that punch list work remains to be done, the non-completion of which does not materially interfere with Tenant’s use of the Premises.  Landlord shall give Tenant at least ten (10) days notice of the date on which Landlord estimates Landlord’s Work will be substantially completed.  Tenant shall be deemed to have occupied the Premises, on the day the Certificate of Occupancy is issued and a copy provided to Tenant.

c.                                       Delay by Tenant.  If the substantial completion of the Landlord’s Work shall be delayed due to:  any act or omission of the Tenant or any of its employees, agents or contractors (including, but not limited to, (a) any delays due to changes in or additions to Landlord’s Work, requested in writing by Tenant, or (b) any delays by Tenant greater than three (3) business days in approving any work, drawings, or estimates  or  in  giving  any  authorizations or approvals), then the Premises shall be deemed ready for occupancy on the date they would have been ready but for such delay.

d.                                      Time Not of the Essence.    If Landlord is delayed in giving possession of the Premises to Tenant or a projected Commencement Date, for any reason whatsoever, Landlord shall not be subject to any liability for said failure and the validity of this Lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this Lease.  Commencement Date shall be no more than sixty (60) days after the date permit is issued for Leasehold Improvements.

e.                                       Acceptance of the Premises.   Tenant acknowledges that Landlord has not made any representations or warranties with respect to the condition of the Premises and neither Landlord or any assignee of Landlord shall be liable for any latent defect therein.  The taking of possession of the Premises by Tenant shall be conclusive evidence that the Premises were in good and satisfactory condition at the time such possession was taken,  except for the minor or insubstantial details referred to in this Article of which Tenant gives Landlord notice, within thirty (30) days after the Commencement Date, specifying such details with reasonable particularity.

Section 10.                                    INSURANCE

a.                                      Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

(1)                                 Public Liability and Property Damage.   Tenant shall, during the Term of this Lease, maintain insurance against public liability, including that from personal injury or property damage in or about the Premises resulting from the occupation,  use or operation of the Tenant’s (or sub-Tenant’s, if applicable) business in the Premises, in respect to bodily injury or death to any one person, of not less than One Million Dollars ($1,000,000.00) Combined Single Limit for both bodily injury and property damage.

(2)                                 Personal Property, Trade Fixtures and Merchandise.  Insurance covering all of Tenant’s personal property, trade fixtures and merchandise from time to time  in, on, or upon the Premises, in an amount not less than one hundred percent (100%) of their full replacement costs from time to time during the Term, providing protection against perils included within the standard Florida form of fire and  extended  coverage insurance policy, together with insurance against sprinkler damage, vandalism and malicious mischief.

b.                                      All policies of insurance provided for in Section 10 (a)(1) shall be issued in form acceptable to Landlord by insurance companies with a financial rating of A- as rated  in  the  most  current  available “Best’s” Insurance  Reports,  and qualified to do business in Florida. Each and every such policy:

(1)                                 shall be issued in the names of  Tenant;

(2)                                 shall (or a certificate thereof shall) be delivered to Landlord and any such other parties in interest, prior to delivery of possession  of  the  Premises  to Tenant, and thereafter within thirty (30) days prior to the renewal of each policy, and, as often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained in like manner and to like extent;

(3)                                 shall contain a provision that the insurer will give to Landlord and such other parties in interest at least thirty  (30) days notice in writing in advance of any cancellation,  termination  or lapse,  or the effective date of any reduction, in the amounts, of insurance;

(4)                                 shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry; and

(5)                                 Landlord and any such other parties in interest will be included as an additional insured.

c.                                       Any insurance provided for in Section 10 (a)(1) may be maintained by means of a policy or policies of blanket insurance, covering additional items or locations or insureds, provided, however, that:

(1)                                 Landlord and any other parties in interest from time to time designated by Landlord to Tenant shall be an additional insured;

(2)                                 the coverage afforded Landlord and any such other parties in interest will not be reduced or diminished by reason of the use of such blanket policy of insurance.

(3)                                 the requirements set forth in this Section 10 are otherwise satisfied.

d.                                      Tenant agrees to permit Landlord at all reasonable times to inspect the policies of insurance of Tenant with respect to the Premises for which policies or copies thereof are not delivered to Landlord.

e.                                       The Tenant’s insured property may be subject to  an  annual review or appraisal at Landlord’s expense and at Landlord’s option by someone acceptable to both Tenant  and Landlord to determine one hundred percent (100%) replacement costs so adequate insurance coverage can be maintained.

f.                                        Landlord shall provide insurance covering all of the Leasehold Improvements in the Premises, throughout the Term of the Lease.

g.                                       These insurance requirements are subject to modification in the event any mortgagee of Landlord requires different insurance.   In such event, the requirements of such mortgagee shall control.

Section 11.                                    DESTRUCTION OF PREMISES

If, during the Term hereof, the Premises are damaged by reason of fire or other casualty, Tenant shall give immediate notice thereof to Landlord.  Landlord shall promptly repair or rebuild the same, so as to make the Premises at least equal in value to those existing immediately prior to such occurrence and as nearly similar to it in character as shall be practicable and reasonable.  Landlord’s obligation hereunder shall be limited to the Building and Leasehold Improvements originally provided by Landlord at the Commencement Date of the term of this Lease.  Landlord shall not be obligated to repair, rebuild, or replace any property belonging to Tenant.

If the Premises are  damaged,  the Rent shall be reduced in the same  proportion as the percentage area of the Premises which is rendered untenantable due to such damage until such damage is repaired.  If the Premises shall be so damaged by fire or  otherwise that the cost of restoration shall exceed  Fifty Percent (50%) of the replacement value thereof, exclusive of foundations, immediately prior to such damage, Landlord may, within sixty (60) days of such damage, give notice to Tenant of his election to terminate this Lease and, subject to the further provisions of this Article, this Lease shall cease and come to an end on the date of the expiration of ten (10) days from the delivery of such notice with the same force and effect as if such date were the date hereinbefore fixed for the expiration of the term herein demised, and  the Rent shall be apportioned and paid to the time of such termination.  In such event, the entire insurance proceeds, except proceeds pertaining to Tenant’s property, as defined in Section 15.b below, shall be and remain the outright property of Landlord.

Section 12.                                    MAINTENANCE AND REPAIR

a.                                      Tenant’s Obligations.   Except as otherwise provided herein, Tenant shall, at its expense throughout the term of this Lease,  take good care of the Premises, the fixtures and appurtenances therein and Tenant’s  Property.  Tenant shall be responsible for all repairs, interior and exterior, structural and non-structural, ordinary and extraordinary, in and to the Premises and the Building and the facilities and systems thereof, the need for which arises out of:   (1) the performance or existence of Tenant’s Work  or  alterations;   (2)  subject to Section 12.b and 12.c below, the  installation,  use  or operation of Tenant’s Property in the Premises;  (3) the moving of Tenant’s Property in or out of the Building;   or (4) the act, omissions, misuse or negligence of Tenant or any sub-Tenant or any of its or their employees’ agents, contractors, or invitees.  If damage is caused by the negligence of Tenant, its employees, agents, contractors or invitees, Tenant at its expense, shall promptly replace all scratched, damaged or broken doors and glass in and about the Premises and shall be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Premises.  Tenant shall promptly make, at Tenant’s expense, all repairs in or to the Premises for which Tenant is responsible pursuant to this Section. All  such repairs  shall  be performed  at  such  times  and  in  such  manner  as  shall  cause  the least interference with the operation of the central systems of the Building and the use  of  the Building by other occupants.  All such repairs shall be subject to the supervision and control by Landlord for which Landlord may charge Tenant a reasonable fee.  If Tenant fails to make such repairs promptly, or within 10 days after occurrence, and to the satisfaction of Landlord, Landlord may at its option, make such repairs, and Tenant shall repay the cost thereof to Landlord on demand.  Tenant waives all rights to make repairs at the expense of or on the behalf of Landlord, or to deduct the costs thereof from Rent.  Any other repairs in or to the Building and  the  facilities  and systems  thereof  for  which Tenant is responsible shall be performed by Landlord at Tenant’s expense.

Notwithstanding anything contained in this Lease or in the Rules and Regulations to the contrary:  (1) to the extent permitted by such party’s insurance policies, each party waives any claim it may have against the other party with respect to damage which is covered by insurance;  and (2) if a party’s insurance policies don’t permit such a waiver, that party will obtain a waiver of its insurer’s subrogation right against the other party (provided such other party pays any additional premium required).

b.                                      Landlord’s Obligations for Common Area.  Landlord shall keep  and maintain  the Common Area  of  the  Building  and  its  systems  and facilities  serving  the  Premises  in  good  working  order,  condition  and repair, and shall make all repairs, structural and otherwise, interior and exterior, as and when needed in or about the Common Area, except for those repairs for which Tenant is responsible pursuant to any of the provisions of  this  Lease.   Landlord  shall have  no liability  to Tenant, nor shall Tenant’s covenants and obligations hereunder be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord’s making any repairs or changes which Landlord is required or permitted by this Lease, or required by law, to make in or to any portion of the Building or the Premises, or in or to the fixtures, equipment or appurtenances of the Building or the Premises, such repairs to be completed within a reasonable time, unless caused by Landlord’s gross negligence.  Provided not caused by Landlord’s gross negligence, Landlord shall not be liable for any damage to Tenant’s property caused by water from bursting or leaking pipes, waste water about the Building or Premises, or otherwise; or from an intentional or negligent act of any co-tenant or occupant of the Building or Premises, or other person;  or by fire, hurricane or other acts of God; or by riots or vandals;  or from any other cause; all such risks shall be assumed by the Tenant.  Landlord shall not be required to  furnish any services  or facilities  to, or to make any repairs to or replacements or alterations of, the Premises where necessitated due to the fault of the Tenant, its agents and employees, or other Tenant’s, their agents or employees.

c.                                       Landlord’s Obligations for Premises.  Landlord shall keep and maintain and promptly repair, at its sole cost and expense, mechanical, electrical, sanitary, heating, ventilation, air conditioning, lighting, or other systems of the Building that serve the Premises.

Section 13.                                    FLOOR LOADS, NOISE AND VIBRATION

Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry or which is allowed by law.  Business machines and mechanical equipment belonging to Tenant which cause noise or vibrations that may be transmitted to the structure of the Building  or  to  the  Premise  to such a degree as to be objectionable to   Landlord shall, at the Tenant’s expense, be placed and maintained by Tenant in  settings  of  cork, rubber, or spring-type  vibration  eliminators   sufficient to eliminate such noise or vibration.

Section 14.                                    ALTERATIONS BY TENANT

Tenant shall have the right at any time, and from time to time during the term of this Lease, to make at its sole cost and expense, and without any right to receive reimbursement from Landlord  in  respect  thereof,  any  alterations or improvements to the Premises or any part thereof, excluding structural changes (the “Alterations”), subject, however, to the following conditions:

a.                                      Prior to commencing any alterations or improvements, written approval is obtained by Tenant from Landlord, which approval shall not be unreasonably withheld.

b.                                      All such alterations or improvements shall be performed by Landlord or an approved contractor at Tenant’s expense.

c.                                       No alterations shall be undertaken until Tenant shall have procured all permits, licenses and other authorizations, if any, (or advanced the cost for same) required for the lawful and proper undertaking thereof.

d.                                      All alterations when completed shall be of such a nature as not to reduce or otherwise adversely affect the value of the Premises nor to diminish the general utility or change the general character thereof.

Section 15.                                    LANDLORD AND TENANT’S PROPERTY

a.                                      Landlord’s Property.  All fixtures, equipment, improvements and appurtenances attached to or built into the Premises at the commencement of or during the term of this Lease, whether or not by or at the expense of Tenant (“Landlord’s Property”), shall be and remain a part of the Premises, shall be deemed the property of Landlord and shall not be removed by Tenant.  Further, any carpeting in the Premises on the Commencement Date, shall be and shall remain Landlord’s Property and shall not be removed by Tenant, without the prior consent of Landlord (which will not be unreasonably withheld).

b.                                      Tenant’s Property.  All moveable partitions, business and trade fixtures, machinery and equipment, communications equipment, security cameras and office equipment, whether or not attached to or built in to the Premises, which are installed in the Premises by or for the account of Tenant without expense to Landlord and which can be removed without structural damage to the Building, and all furniture, furnishings and other articles of moveable personal property owned by Tenant and located in the Premises (herein collectively referred to as “Tenant’s Property”) shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the term of this Lease, unless a court order is issued restricting or preventing such removal.  In the event Tenant’s Property is so removed, Tenant shall repair or pay the cost of repairing any damage to the Premises or to the Building resulting from the installation and/or removal thereof and restore the Premises to the same physical condition and layout as they existed at the time Tenant was given possession of the Premises.

c.                                       Removal of Tenant’s Property.  At or before the expiration date of this Lease, or within five (5) days after an earlier termination date, Tenant, at its expense, shall remove from the Premises all of the Tenant’s Property (except such items thereof as Landlord shall have expressly permitted to remain, which property shall become the property of Landlord), and Tenant shall repair any damage to the Premises or the Building resulting from any installation and/or removal of Tenant’s Property as they existed at the time Tenant was given possession of Premises, reasonable wear and tear excepted.  Any other items of Tenant’s Property which shall remain in the Premises after the expiration date of this Lease, or after a period of five (5) days following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case, such items may be retained by Landlord as its property or disposed of by  Landlord,  without  accountability, in such manner as Landlord shall determine, at Tenant’s expense.

Section 16.                                    COMPLIANCE WITH LAW

a.                                      Obligations of Tenant.  Tenant shall, during the Term of this Lease, at its sole cost and expense, comply with all valid laws, ordinances, regulations, orders and requirements of any governmental authority which may be applicable to the Premises or to the use, manner of use or occupancy thereof, whether or not the same shall interfere with the use or occupancy of the Premises, arising from:  (1) Tenant’s use of the Premises;  (2) the manner or conduct of Tenant’s business or operation of its installations, equipment or other property therein; (3) any cause or condition created by or at the instance of Tenant;  or (4) breach of any Tenant’s obligation hereunder, whether or not such compliance requires work which is structural or non-structural, ordinary or extraordinary, foreseen or  unforeseen.   Tenant shall pay all of the costs, expenses, fines penalties and damages which may be imposed upon Landlord  by  reason or arising out of Tenant’s failure to fully and  promptly comply with and observe the provisions of this Section.  Tenant shall give prompt notice to Landlord of any notice it  receives of the violation of any law or requirement of any public authority with respect to the Premises or the use or occupation thereof.

b.                                      Right to Contest.  Tenant shall have the right, with Landlord’s prior written consent, by appropriate legal proceedings, at Tenant’s sole cost and expense, to contest the validity of any law, ordinance, order, regulation or requirement.  If compliance therewith may legally be held in abeyance, Tenant may postpone compliance until final determination under any such proceedings.

c.                                       Rules and Regulations.  Tenant shall also comply with all rules and regulations attached hereto as Exhibit D and as may be subsequently applied by Landlord to all Tenants of the Building.

Section 17.                                    NO ENCUMBRANCES BY TENANT

a.                                      No Liens.  Tenant agrees that it will not create, permit or suffer the imposition of any lien, charge or encumbrances upon the Premises or any part thereof.

b.                                      Construction Lien; No attachment of Lien, Florida Statute 713.10 Notice.  Tenant agrees that it will make full and prompt payment of all sums necessary to pay for the costs of repairs, alterations, improvements, changes or other work done by Tenant to the Premises and further agrees to indemnify and hold harmless  Landlord from and against any and all such costs and liabilities  incurred by Tenant and against any and all mechanic’s, materialman’s or laborer’s liens arising out of or from such work or the cost thereof which may be asserted, claimed or charged against the Premises or the Building or site on which it is located.

Notwithstanding anything to the contrary in this Lease and pursuant to F.S. 713.10, the interest of Landlord in the Premises shall not be subjected to any liens for improvements made by or for Tenant, whether or not the same shall be made or done in accordance with any agreement between Landlord and Tenant, and it is specifically understood  and agreed that in no event shall Landlord or the interest of Landlord in the Premises be liable for or subject to any mechanic’s materialmen’s or laborer’s liens for improvements or work made by and for Tenant; and this Lease  specifically prohibits the subjecting of Landlord’s interest in the Premises to any construction’s, materialmen’s or laborer’s liens for improvements made by Tenant or for which Tenant is responsible for payment under the terms of this Lease.  All persons dealing with Tenant are hereby placed upon notice of this provision.  In the event any notice or claim of lien shall be asserted of record against the interest of Landlord in the Premises or Building or the site on which it is located on account of or growing  out of any improvements or work done by or for Tenant, or any person claiming by, through or under Tenant, for improvements or work the cost of which is the responsibility of Tenant, Tenant agrees to have such notice of claim of lien canceled  and discharged of record as  a claim against the interest of Landlord in the Premises or the Building or the site on  which it is located  (either by payment or bond as permitted by law) within ten (10) days after notice to Tenant by Landlord, and in the event Tenant shall fail to do so,  Tenant shall be considered in default under this Lease.

Section 18.                                    RIGHT OF LANDLORD TO PERFORM TENANT’S COVENANTS

a.                                      Payment or Performance.   Landlord shall have the right at any time, upon ten (10) days notice to Tenant (or without notice in case of emergency or in case any fine, penalty, interest or cost may otherwise be imposed or incurred) given following expiration of any applicable cure period, to make any payment or perform any act required of Tenant under any provision in this Lease, and in exercising such right, to incur necessary and incidental costs and expenses, including reasonable counsel fees.  Nothing herein shall imply any obligation on the part of Landlord to make any payment or perform any act required of Tenant and the exercise of the right to so do shall not constitute a release of any obligation or a waiver of any default.

b.                                      Reimbursement.  All payments made and all costs and expenses incurred in connection with any exercise of the right set forth in Section 18(a) shall be reimbursed by Tenant to Landlord within ten (10) days after receipt of a bill setting forth the amounts so expended together with interest at the annual rate of twelve percent (12%) from the respective dates of the making of such payments or the incurring of such costs and expenses.   Any payment so made by Landlord shall be treated as Rent owed by Tenant.

Section 19.                                    AVAILABILITY OF PUBLIC UTILITIES AND OTHER SERVICES

a.                                      Electricity, Electrical Capacity and Telephone.  The Premises shall be individually metered, and Tenant shall pay the cost of all electricity, used exclusively within the Premises, directly to the utility company providing such service.  Landlord shall pay the cost of water service to the Premises. Any deposits or other monies required by the electric company shall be paid by Tenant.  Tenant’s use of electrical energy in the Premises shall not, at any time, exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises.  In order to insure that such capacity is not exceeded and to avert possible adverse effects upon the Building’s electrical service, Tenant shall not, without Landlord’s prior written consent in each instance, connect major equipment to the Building, electrical distribution system, telephone system or make any alteration or addition to the electric system of the Premises existing on the Commencement  Date.  Tenant’s electrical usage under this Lease contemplates only the use of normal and customary office equipment.   In the event Tenant installs any office equipment which uses substantial additional amounts of electricity, then Tenant agrees that Landlord’s consent is required before the installation of  such additional office equipment.   Tenant shall be solely liable for telephone expenses relating to the Premises. Tenant may use building facilities and utilities with Landlord’s prior written permission at other than normal operating hours as stipulated in the Lease.

b.                                      Heat, Ventilation and Air Conditioning.  Except as otherwise provided herein, Landlord shall cause to be furnished, heat, ventilation and air conditioning into the Common Areas and Premises as may be reasonably required during Business Hours of Business Days. “Business Hours” shall mean from 7:00 a.m. to 7:00 p.m. Monday through Friday, and 9:00 a.m. to 1:00 p.m. on Saturday. “Business Days” shall mean all days except Saturday (after 1:00 p.m.), Sunday and days observed as legal holidays, and such other days as shall be designated as holidays.

c.                                       Elevator and Water.  Landlord shall provide elevator service to the Premises twenty-four (24) hours per day, seven (7) days per week. The use of the elevators shall be subject to the rules and regulations promulgated by the Landlord.  Provided that the Landlord, its cleaning contractor and employees shall have access to the Premises at all reasonable times and shall have the right to use, without charge therefore, all light, power, and water in the Premises reasonably required to clean the Premises.  Landlord shall furnish adequate water to the premises for drinking, lavatories or cleaning purposes.

d.                     Janitorial.  Landlord, at its own expense, shall cause the Premises to be cleaned, in a manner commonly considered standard  in Class A office buildings, five (5) nights per week; Monday through Friday. Landlord shall also have the exterior and interior of the windows cleaned. Tenant shall pay to Landlord on demand the cost incurred by Landlord for:  (1) extra cleaning work in the Premises required because of (a) misuse or neglect on the part of Tenant or sub-tenant, or its  employees or visitors, (b) the use of portions of Premises for special purposes requiring greater or more  difficult cleaning work than office areas, (c) an unusual  quantity of interior glass surfaces other than as specifically set forth in the Leasehold Improvements, and (d) non-building standard materials or finishes installed by Tenant;  (2) removal from the Premises and the Building of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in  business office occupancy or times other than Landlord’s standard cleaning times;  and (3) any additional services required as the result of special events and/or after hours functions.

e.                      Right to Stop Services.  Landlord reserves the right without any liability to Tenant and without affecting Tenant’s covenants and obligations hereunder, to stop service of the heating, air conditioning, electric, sanitary, elevator, or other Building systems serving the Premises, or to stop any other services required by Landlord or Tenant under this Lease, whenever and for so long as may be necessary, by reason of accidents, emergencies, strikes, or the making of repairs or changes which Landlord is required by this Lease or by law to make or in good faith deems necessary,  by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor, or supplies, or by reason of any other cause beyond Landlord’s control.

Section 20.                   ASSIGNMENT AND SUBLETTING

a.                     Tenant’s Transfer.  Tenant shall not, whether voluntarily, involuntarily, or by operation of law, or otherwise:  (1) assign or otherwise transfer this Lease or the term and estate hereby granted, or offer to advertise to do so;  or (2) mortgage, encumber, or otherwise hypothecate this Lease or the Premises or any part there of in any manner whatsoever, without in each instance obtaining the prior written consent of Landlord which shall not be unreasonably withheld.

b.                     The provisions of Section 20(a) shall not apply to a transfer of a majority of the equity of Tenant as if such transfer were an assignment of this Lease;  to a transaction with an entity into or with which Tenant is merged or consolidated or to which substantially all of Tenant’s assets are transferred, or to an entity which controls or which is controlled by Tenant, or is under common control of Tenant, provided in any of such events:  (1) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of:  (a) the net worth of Tenant immediately prior to such merger, consolidation or transfer;  or (b) the net worth of Tenant herein named on the date of this Lease;  and (2) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of such transaction.

c.                      Notice, Excess Rent.   In the event Tenant desires to assign or sublet the Premises, Tenant shall provide Landlord with not less than ninety (90) days written notice of Tenant’s request, specifying in detail all terms of such assignment or sublease.  Landlord may consent to the sublease of a portion or all of the Premises provided:   (1) Tenant enters into an

approved sublease with the same terms and conditions contained herein (exclusive of rent);  and (2) Landlord shall receive one hundred per cent (100%) of any rental payments in excess of the monthly payments due under the terms of the Lease.  Such excess rental payments shall be deemed to be rental payments due to the Landlord.

d.                     Any assignment agreed to by Landlord shall be evidenced by a validly executed assignment and assumption of lease.  Any attempted transfer, assignment, subletting, mortgaging or encumbering of this Lease in violation of this Section shall be void and confer no rights upon any third  person, such attempt shall constitute a material breach of this Lease and entitle Landlord to the remedies provided for default.

e.                      If, without such prior written consent, this Lease is transferred or assigned by Tenant, or if the Premises, or any part thereof, are sublet or occupied by anybody other than Tenant, whether as a result of any act or omission by Tenant, or by operation of law or otherwise in violation of the Lease, Landlord, whether before or after the occurrence of an event of default, may, in addition to and not in diminution of or substitution for, any other rights and remedies under this Lease or pursuant to law to which Landlord may be entitled as a result thereof, collect Rent from the transferee, assignee, subtenant or occupant and apply the net amount collected to the Rent herein reserved.  Landlord’s acceptance of rent directly from any transferee, assignee, sub-tenant or occupancy shall not be construed as Landlord’s approval or consent thereto.

f.                       Tenant’s Liability.  Tenant shall always, and notwithstanding any such assignment or subleasing, and notwithstanding the acceptance of Rent by Landlord from any such assignee or subtenant, remain liable for the payment of Rent hereunder and for the performance of all of the agreements, conditions, covenants and terms herein contained, on the part of Tenant herein to be kept, observed, or performed, its liability to always be that of principal and not of surety, nor shall the giving of such consent to an assignment or sublease, be deemed a complete performance of the said covenants contained in this Article so as to permit any subsequent assignment or subleasing without the like written consent.

g.                      Landlord’s Right of First Refusal.  Notwithstanding the foregoing, where Tenant desires to assign or sublease, the  Landlord shall have the right, but not the obligation, to cancel and terminate the Lease and deal with Tenant’s prospective assignees or sub-tenant directly without any obligation to Tenant.

h.                     Landlord’s Transfer.  The Landlord shall have the right to sell, mortgage or otherwise encumber or dispose of Landlord’s interest in the Building and Premises and this Lease.

Section 21.                   SUBORDINATION AND ATTORNMENT

a.                     Subordination.  This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases, overriding leases and underlying leases of the property on which the Building is located, and/or the Building now or hereafter existing and to all first mortgages which may now or hereafter affect the Property and/or the Building and/or any of such leases (whether or not such first mortgages shall also cover other lands and/or buildings and/or leases).  This subordination shall likewise apply to each and every advance made or hereafter to be made under such first mortgages, to all renewals, modifications, replacements and extensions of such leases and such mortgages and to spreaders and consolidations of such first mortgages.  This Section  shall be self-operative and no further instrument of subordination shall be required.  In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the Landlord under any such lease or the holder of any such mortgage (or their respective successors-in-interest) may reasonably request to evidence such subordination. Any such instrument shall provide that Tenant’s rights under this Lease will not be disturbed by the beneficiary of such instrument, unless Tenant is in default under this Lease.  If Tenant fails to execute, acknowledge or deliver any such instrument within ten (10) days after request therefore, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant’s attorney-in-fact, to execute and deliver any such instruments for and on behalf of Tenant.  Any lease to which this Lease is subject and subordinate is hereinafter referred to as “Superior Lease” and the Landlord of a Superior Lease is hereinafter referred to as a “Superior Landlord”; and any first mortgage to which this Lease is subject and subordinate is hereinafter referred to as the “Superior Mortgage” and the holder of a Superior Mortgage is hereinafter referred to as a “Superior Mortgagee”.

b.                     Notice of Superior Landlords and Mortgagee.  If any act or omission of Landlord would give Tenant the right, immediately or after the lapse of a period of time, to cancel this Lease or to claim a partial or total eviction, Tenant shall not exercise such right:  (1) until it has given written notice of such act or omission to Landlord and each Superior  Mortgagee and Superior Landlord whose name and address shall previously have been furnished to Tenant;  and (2) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice   and  following the time when such Superior Mortgagee and Superior Landlord shall have become entitled under such Superior Mortgage or Superior Lease, as the case may be, to remedy the same (which reasonable period shall in no event be less that the period to which Landlord would be entitled under this Lease or otherwise, after similar notice to effect such remedy), provided such Superior Mortgagee or Superior Landlord shall, with due diligence, given Tenant notice of intention to, and commence and continue to, remedy such act or omission.

c.                      Attornment.  Tenant shall at any time and from time to time upon not less than ten (10) days prior notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing and in form and substance satisfactory to Landlord certifying that this Lease is unmodified and in full force and effect (or if there have been modifications), that the same is in full force and effect as modified and stating the modifications, and the dates to which the basic annual rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge.  Any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser of the fee of the Building or any mortgagee, ground Landlord or other like encumbrances thereof or any assignee of any such encumbrances upon the Building.

If any Superior Landlord or Superior Mortgagee shall succeed to the rights of Landlord hereunder, whether through possession or foreclosure action or delivery of a new lease or deed, then, at the request of such party (hereinafter referred to as “Successor Landlord”), Tenant shall attorn to and recognize each Successor Landlord as Tenant’s landlord under this Lease and shall promptly execute and deliver any instrument such Successor Landlord may reasonably request to evidence such attornment.  Upon such attornment, this Lease shall continue in full force and effect as a direct lease between Successor Landlord and

Tenant upon all the terms, conditions, and covenants as set forth in this Lease except that the Successor Landlord shall not:  (1) be liable for any previous default or breach by Landlord under this Lease;   (2) be subject to any offset, not expressly provided for in this Lease, which theretofore shall have accrued to Tenant against Landlord. The requirements of Tenant hereunder to attorn to and recognize a successor Landlord are subject to Tenant being provided with quiet enjoyment of the subject Premises and without disturbance of any rights afforded to Tenant under this Lease agreement.

Section 22.                   NON-LIABILITY AND INDEMNIFICATION

a.                     Non-Liability of Landlord.   Neither Landlord nor any beneficiary, agent, servant, or employee of Landlord, nor any Superior Landlord or any Superior Mortgagee, shall be liable to Tenant for any loss, injury or damage, to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, unless caused by or resulting from the gross negligence or intentional acts of Landlord, his agents, servants or employees in the operation or maintenance of the Premises or the Building, subject to the doctrine of comparative negligence in the event of negligence on the part of Tenant or any of its subtenants of licensees or its or their employees, agents or contractors. Tenant recognizes that any Superior Mortgagee will not be liable to Tenant for injury, damage or loss caused by or resulting from the gross negligence of the Landlord.  Further, neither Landlord, any Superior Landlord or Superior Mortgage, nor any partner, director, officer, agent servant, or employee of Landlord shall be liable:   (1) for any such damage caused by other tenants or persons in, upon or about the Building, or caused by operations in construction of any private, public or quasi-public work;  or (2) except when grossly negligent, for consequential damages arising out of any loss of use of the Premises or any equipment of facilities therein by Tenant or any person claiming through or under Tenant.

b.                     Indemnification by Tenant.  Except for claims caused by Landlord’s gross negligence, Tenant shall indemnify and hold Landlord and all Superior Landlords and Superior Mortgagees and his and their respective partners, directors, officers, agents, employees and beneficiaries harmless from and against any and all claims from or in connection with:  (1) the conduct or management of the Premises or any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord) in or about the Premises during the term of this Lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Premises;  (2) any act, omission or negligence of Tenant or any of its sub-tenants or licensees or its or their partners, directors, officers, agents, employees or contractors;  (3) any accident, injury or damage whatsoever (unless caused solely by Landlord’s gross negligence) occurring in, at or upon the Premises; and (4) any breach or default by Tenant in the full and prompt payment and costs, expenses and liabilities incurred in or in connection with  each such  claim or action or proceeding brought thereon including, without limitation, all reasonable attorneys’ fees and expenses.  In case any action or proceeding be brought against Landlord and/or Superior Landlord or Superior Mortgagee and/or his or their partners, directors, officers, agents and/or employees by reason of any such claim, except for claims caused by Landlord’s gross negligence, Tenant upon notice from Landlord or such Superior Landlord or Superior Mortgagee, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Landlord or such Superior Landlord or Superior Mortgagee).

c.                      Independent Obligations; Force Majeure.  The obligations of Tenant hereunder shall not be affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant, because:  (1) Landlord is  unable to fulfill, or is delayed in fulfilling any  of its obligations under this Lease by reason of strike, other labor trouble, governmental pre-emption of priorities or other control in connection with a national or other public emergency or shortages of fuel, supplies, labor or materials, Acts of God or any other cause, whether similar or dissimilar, beyond Landlord’s reasonable control;   or (2) of any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or omission of the  public utility or others serving the Building with electric energy, steam, oil, gas or water, or for any other reason whether similar or dissimilar, beyond Landlord’s reasonable control, unless caused by Landlord’s gross negligence. Tenant shall not hold Landlord liable for any latent defect in the Premises or the Building unless caused by Landlord’s gross negligence.  Landlord shall not be liable for injury or damage to person or property caused by fire, theft, or resulting from the operation of elevators, hearing or air conditioning or lighting apparatus, or from falling plaster, or from steam, gas, electricity, water, rain, or dampness, which may leak or flow from any part of the Building, or from the pipes, appliances or plumbing work of the same.

Section 23.                   DEFAULT

a.                     Events of Default.   Tenant shall be in default under this Lease if any one or more of the following events shall occur:

(1)                                                 Tenant shall fail to pay any installment of the Rent called for hereunder as and when the same shall become due and payable, and such default shall continue for a period of ten (10) days after notice from Landlord that the same is due;

(2)                                                 Tenant shall default in the performance of or compliance with any of the other terms or provisions of this Lease, and such default shall continue for a period of ten (10) days after the giving of written notice thereof from Landlord to Tenant, or, in the case of any such default which cannot, with bona fide due diligence, be cured within ten (10) days, Tenant shall fail to proceed promptly after the giving of such notice with bona fide due diligence to cure such default and thereafter to prosecute the curing thereof with said due diligence within such period of ten (10) days (it being intended that as to a default not susceptible of being cured with due diligence within ten (10) days, the time within which such default may be cured shall be extended for such period as may be necessary to permit the same to be cured with due diligence);

(3)                                                 Tenant shall assign, transfer, mortgage or encumber this Lease or sublet the Premises in a manner not permitted by Section 20;

(4)                                                 Tenant shall file a voluntary petition in bankruptcy or an Order for Relief be entered against it, or shall file any petition or answer seeking any arrangement, reorganization, composition, readjustment or similar relief under any present or future bankruptcy or other applicable law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidation of Tenant of all or any substantial part of Tenant’s properties;

(5)                                                 If, within sixty (60) days after the filing of an involuntary petition to bankruptcy against Tenant or the commencement of any proceeding against Tenant seeking any  arrangement, reorganization, composition, readjustment or  similar relief under any law, such proceeding shall not have been dismissed, or if, within sixty (60) days after the appointment, without the consent or acquiescence of Tenant, or any substantial part of its properties, such appointment shall not have been vacated or stayed on appeal or otherwise, or if, within sixty (60) days after the expiration of any such stay, such appointment shall not have been vacated; or

(6)                                                 Tenant shall abandon the Premises:  then, and in any such event,

or during the continuance thereof, Landlord may, at its option, by written notice to Tenant, designate a date not less than five (5) days from the giving of such notice on which this Lease shall end and thereupon, on such date, this Lease and all rights of Tenant hereunder shall be deemed ended and terminated.

b.                     Surrender of Premises.   Upon any such termination of this Lease, Tenant shall quit and peacefully surrender the  Premises  to Landlord, and Landlord, upon and at any time after such termination, may, without further notice, reenter and repossess the Premises, either by force, summary proceedings or otherwise, without being liable to any prosecution or damages therefore, and no person claiming through or under Tenant or by virtue of any statute or of any order of any court shall be entitled to possession of the Premises.

c.                      Survival of Obligations.  No termination, pursuant to this Lease, shall relieve Tenant of its liability and obligations under this Lease, and such liability and obligations shall survive any such termination.

Section 24.                   LANDLORD’S REMEDIES

Failure to pay an installment of the rent when due, if not corrected within ten (10) days after notice from Landlord that said rent is due, together with late charge, if applicable, shall at the option of Landlord be an event of a default by Tenant.

If Tenant breaches this Lease, by default in payment or by default in other obligations as set forth in this Agreement or as set forth in Section 23 herein above, Landlord shall have the following remedies in addition to its other rights and remedies in such event:

a.                     Accelerate Rent.   Declare the entire amount of the Rent and which would have become due and payable during the remainder of the term of this Lease to be due and payable immediately, in which event, Tenant agrees to pay the same at once, together with all Rent  theretofore due, provided, however, that such payment in advance shall not constitute a penalty or forfeiture or liquidated damages, but shall merely constitute payment in advance of the Rent for the remainder of said term.  The acceptance of such payment by Landlord shall not constitute a waiver of any failure of Tenant thereafter occurring to comply with any term, provision, condition or covenant of this Lease.

b.                     Terminate Lease.  After reentry, Landlord may terminate the Lease on giving ten (10) days’ written notice of such termination to Tenant.  Reentry only, without notice of termination, will not terminate the Lease.

c.                      Terminate Right to Possession and Re-let Premises.  Landlord may terminate Tenant’s right to possession under this Lease and re-enter and take possession of the Premises for the account of Tenant and re-let or attempt to re-let all or part of the Premises, at such rent and under such terms as Landlord may, in the exercise of Landlord’s sole discretion deem best.   Landlord may make alterations and repairs to the Premises.  Tenant shall remain liable for all Rent due under this Lease and for all damages suffered by Landlord because of Tenant’s breach of any of the covenants of this Lease.  Landlord shall in no way be responsible or liable for any failure to re-let the Premises or any part thereof or for any failure to collect any Rent due upon any such re-letting.

(1)                                                 Liability of Tenant on Re-letting.  Tenant shall be liable to

Landlord, in addition to its other liability for breach of the Lease, for all expenses of the re-letting including but not limited to cleaning, removal of property, alteration, advertising and brokerage commission fees, which may incur.  In addition, Tenant shall be liable to Landlord for the difference between the rent received by Landlord under the re-letting and the rent installments that are due for the same period under this Lease.

(2)                                                 Application of Rent on Re-letting.  Landlord at its option may apply the rent received from re-letting the premises as follows:

(a)                                 To reduce Tenant’s indebtedness to Landlord under the lease, not including indebtedness for Rent;

(b)                                             To expenses of the re-letting, including, but not limited to, advertising and real estate/leasing commissions, as well as alterations and repairs made;

(c)                                  To Rent due under this Lease;

(d)                                 To payment of future Rent under this Lease as it becomes due.

If Landlord shall obtain a substitute Tenant and such substitute Tenant does not pay a rent installment promptly to Landlord, and the rent installment has been credited in advance of payment to Tenant’s indebtedness other than Rent, or if rentals from the new Tenants have been otherwise applied by Landlord as provided for herein, and during any rent installment period are less than the Rent payable for the corresponding installment period under this Lease, Tenant agrees to pay Landlord the deficiency separately for each rent-installment deficiency period, and before the end of that period.  Landlord may at any time after such re-letting terminate this Lease.

Should Landlord not be able to re-let the Premises, Landlord may recover from Tenant, on terminating the Lease for Tenant’s breach all damages proximately resulting from the breach, including the cost of recovering the Premises, and the worth of the balance of this Lease over the reasonable rental value of the Premises for the remainder of the lease term, which sum shall be immediately due Landlord from Tenant.

d.                     Appointment of Receiver.  Subject to priority of lien of Tenant’s lien or by court order, after reentry, Landlord may procure the appointment of a Receiver to take possession of and collect rents and profits from Tenant’s business.  If necessary, to collect such rents and profits the Receiver may carry on Tenant’s business and take possession of Tenant’s personal property used in the business, including inventory, trade fixtures, and furnishings, and use them in the business without compensating Tenant therefore.  Proceedings for appointment of a Receiver by Landlord, or the appointment of a Receiver and the conducting by him of Tenant’s business, shall not terminate this Lease unless Landlord has given Tenant written notice of such termination as provided herein.

Section 25.                   REMEDIES CUMULATIVE

Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired nor limit or preclude recovery by Landlord against Tenant of any sums or damages which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.  All remedies hereinbefore given to Landlord and all rights and remedies given to it at law and in equity shall be cumulative and concurrent.

Section 26.                   ATTORNEYS FEES AND COSTS

Should any collection proceedings or litigation, including appellate proceedings, be instituted between the parties to this Lease concerning this Lease or the rights, duties and obligations of either in relation thereto, the prevailing party in such litigation, shall be entitled, in addition to such relief as may be granted, a reasonable sum as and for its attorney fees in such litigation which shall be determined by the Court in such litigation or in separate action brought for that purpose.

Section 27.                   EMINENT DOMAIN

a.                     Taking.  If the whole of the Building or the Premises or if more than twenty percent (20%) of the Building which materially affects Tenant’s use and occupancy of the Premises shall be taken by a condemnation or in any other manner for any public or quasi-public use or purpose, this Lease and the term and estate hereby granted shall terminate as of the date of vesting of title on such taking (herein called “Date of Taking”),  and  the  Rent and shall  be  prorated  and adjusted as of such date.

b.                     Award.  Landlord shall be entitled to receive the entire award or payment  in connection with any taking without deduction therefrom except to the extent that the Tenant shall be entitled to compensation based upon the damages sustained to Tenant’s property, its leasehold interests or any diminution in its ability to utilize its leasehold interests.

c.                      Temporary Taking.  If the temporary use or occupancy of all or any part of the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose during the term of this Lease, Tenant shall be entitled, except as hereinafter set forth to receive that portion of the award or payment for such taking which represents compensation for the use and occupancy of the Premises, for the taking of Tenant’s Property, for moving expenses and Landlord shall be entitled to that portion which represents reimbursement for the cost of restoration of the Premises.  This Lease shall be and remain unaffected by such taking and Tenant shall continue to pay in full the Rent when due.  If the period or temporary use or occupancy shall extend beyond the expiration date of this Lease, that part of the award which represents compensation for the use and occupancy of the Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period up to and including such expiration date and Landlord shall receive so much as represents the period after such expiration date.  All monies paid as, or as part of, an award for temporary use and occupancy for a period beyond the date to which the Rent have been paid shall be received, held and applied by Landlord as a trust fund for payment of the Rent becoming due hereunder.

d.                     Partial Taking.   In the event of any taking of less than the whole of the Building and/or the Property upon which the Building is situated which does not result in termination of this Lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Premises which does not result in a termination of this Lease:   (1)

Landlord, at its expense, and whether or not any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair the remaining parts of the building and the Premises (other than those parts of the Premises  which are Tenant’s Property) to substantially their former condition to the extent that the same be feasible (subject to reasonable changes which Landlord shall deem desirable) and so as to constitute a complete and tenantable Building and Premises;  and (2) Tenant, at its expense, and whether or not any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence  to repair the remaining parts of the Premises which are deemed Tenant’s Property to substantially their former condition to the extent that the same may be feasible, subject to reasonable changes which Tenant shall deem desirable.   Such work by Tenant shall be deemed Alterations as defined in Section 14 above.

Section 28.                   QUIET ENJOYMENT

Landlord agrees that Tenant, upon paying all Rent and all other charges herein  provided for and observing and keeping the covenants, agreements, terms and conditions of this Lease and rules and regulations of the Landlord affecting the Premises on its part to be performed, shall lawfully and quietly hold, occupy and enjoy the Premises during the Term of this Lease, without hindrance or molestation by Landlord or any party claiming by, under or through Landlord.

Section 29.                   LANDLORD’S RIGHT OF ACCESS

a.                     Access for Maintenance and Repair.   Except for the space within the inside surfaces of all walls, hung ceilings, floors, windows and doors bounding the Premises, all of the Building, including, without limitation, exterior Building walls, core corridor walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Premises, and any space in or adjacent to the Premise used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric, or other utilities, sinks or other Building facilities, the lobby area, parking areas, sidewalks and other property owned by Landlord immediately adjacent to the Building and the use thereof, as well as access thereto throughout the Premises for the purpose of operation, maintenance, decoration  and  repair, are reserved to Landlord.  Landlord reserves the right, and Tenant shall permit Landlord, to install, erect, use and maintain pipes, ducts and conduits in and through the walls, ceilings and floors of the Premises.  Landlord shall be allowed to take all materials into and upon the Premises that may be required in connection therewith, without any liability to Tenant and without any reduction of Tenant’s covenants and obligations hereunder.

b.                     Access for Inspection and Showing.   Upon reasonable notice to Tenant and during normal business hours Landlord and its agents shall have the right to enter and or pass through the Premises at any time or times to examine the Premises and to show them to actual and prospective Superior Landlords, Superior Mortgagees, or prospective purchasers, mortgagors or Landlords of the building.  During the period of 180 days prior to the expiration date of this Lease, Landlord and its agents may exhibit the Premises to prospective tenants upon reasonable notice to Tenant.

c.                      Landlord’s Alterations and Improvements.   If at any time any windows of the Premises are temporarily darkened or obstructed by reason of any repairs, improvements, maintenance and/or cleaning in or about the Building, or if any part of the Building, other than the Premises is temporarily or permanently closed or inoperable, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.  Landlord reserves the right, at any time, without incurring any liability to Tenant therefore, and without affecting or reducing any of Tenant’s covenants and obligations hereunder, to make such changes, alterations, additions, and improvements in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, doors, halls, passages, elevators, escalators and stairways thereof, and other public parts of the Building, as Landlord shall deem necessary or desirable.

Section 30.      SIGNS, OBSTRUCTIONS

a.       Signs.  Tenant shall not place or suffer to be placed or maintained upon any exterior door, roof, wall or window or the Premises any sign, awning, canopy, or advertising matter or other thing of any kind, and  will  not place  or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Premises and will not place or maintain any freestanding standard within or upon the Common Area of the Premises or immediately adjacent thereto, without first obtaining Landlord’s express prior written consent. Landlord, at Tenant’s expense, shall place one building standard sign at the entrance to the Premises, identifying the suite number and Tenant’s business.  No exterior sign visible from the exterior of the Building shall be permitted.  Tenant agrees to maintain such sign, lettering, or other thing as may be approved by Landlord in good condition and repair at all times and to remove the same at the end of the term of this Lease as and if requested by Landlord.  Upon removal thereof, Tenant agrees to repair any damage to the Premises caused by such installation and/or removal.

b.       Obstruction.  Tenant shall neither obstruct the sidewalks or parking lots in front of the Building or the Premises or the area around the Building or Premises in any manner whatsoever.

Section 31.            JURY TRIAL

Tenant hereby waives any and all rights which it may have to request a jury trial in any proceedings at law or in equity in any court of competent jurisdiction.

Section 32.            NOTICES

Any notices under this Lease shall be given in writing by mailing the same by certified mail, return receipt requested, first class postage prepaid, from a post office station or letter box in the continental United States, or courier delivery or by hand delivery, to Landlord or Tenant, as the case may be, addressed as follows:

As to Landlord:	Walden Center LP
24311 Walden Center Drive, Suite 100 Bonita Springs, Florida 34134

As to Tenant:	WCI Communities, LLC
24301 Walden Center Drive
Bonita Springs, Florida 34134
Attn: General Counsel and
SVP of Human Resources & CIO

or to such address as either party may from time to time direct by notice in writing.  Except as herein otherwise provided, any such notice shall be deemed  to  be given or delivered at the time of mailing.  The failure by Tenant to give proper and timely notice to Landlord shall preclude Tenant from all rights to which the notice relates.

Section 33.            MISCELLANEOUS

a.       Financial Statements.  Throughout the Term of this Lease, Landlord may annually request from Tenant the most current and complete financial statement of Tenant’s parent, WCI Communities, Inc., including, but not limited to, its balance sheet and profit and loss statement.

b.       Estoppel Certificates.  Each party agrees, at any time and from time to time, as requested by the other party to execute and deliver to the other a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Rent has been paid, stating whether or not, the other party is in default in performance of any of its obligations under this Lease, and if so, specifying each such default and stating whether or not any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default, and, if so, specifying each such event (“Estoppel Certificate”).  Any such Estoppel Certificate delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the party requesting the Estoppel Certificate and  by others with whom such party may be dealing, regardless of independent investigation.  Tenant also shall include in any Estoppel Certificate such other information concerning this Lease as Landlord may reasonably request.  It shall be a condition precedent to the Landlord’s obligation to deliver possession of the Premises to the Tenant, that Tenant execute an Estoppel Certificate is attached as “Exhibit E”.  In the event either party fails to comply with this section, such failure shall constitute a material breach of the Lease.  If Tenant fails to execute the initial Estoppel Certificate, Rent shall continue to accrue but Landlord shall be under no obligation to deliver possession of the Premises.

c.       Approval by Superior Mortgagee.  This Lease shall become binding upon Landlord upon Landlord’s execution and approval of the Lease by Landlord’s Superior Mortgagee for the Building.  Tenant agrees to consent to modifications to this Lease, if required by Landlord’s Superior Mortgagee, which modifications shall be binding upon Tenant  without further signature, provided such modifications do not materially impair Tenant’s rights hereunder or materially increase Tenant’s obligations hereunder.

d.       No Recordation.   This Lease shall not be recorded by Tenant in the Public Records of Lee County, Florida or in any other place. Any attempted recordation by Tenant shall render this Lease null and void and entitle the Landlord to the remedies provided for Tenant’s default.  However, at the request of Landlord, Tenant shall promptly execute, acknowledge and deliver to Landlord a memorandum of lease in respect of this Lease and a memorandum of modification of lease in respect of any modification of this Lease, sufficient for recording, including the language referenced by FS 713.10 as to construction lien.  Such memorandum shall not be deemed to change or otherwise affect any of the obligations or provisions of this Lease.

e.       Entire Agreement, etc.  This Lease and the writing referred to herein constitute the entire understanding between the parties and shall bind the parties, their successors and assigns.  No representations, except as herein expressly set forth, have been make by any  party to the other, and this Lease cannot be amended, modified or canceled, except by a writing, signed by Landlord and Tenant during the term of this Lease.  The headings and captions contained in this Lease are inserted for convenience only and shall not be deemed part of or be used in construing this Lease.

f.        Governing Law.  This Lease shall be governed by and construed in accordance with the laws of the State of Florida.  If any provisions of this Lease or the application thereof to any person or circumstance shall, for any reason and to any extent be invalid or unenforceable, the remainder of this Lease and the application of that provision to other persons or circumstances permitted by law.  The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation.  This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation, or other provision of this Lease on Tenant’s part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.  All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

Section 34.            RADON GAS

Pursuant to Florida Statutes, Section 404.056(8). the following disclosure is required by law:     “Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time.  Levels of Radon that exceed federal and state guidelines have been found in buildings in Florida.  Additional information regarding Radon and Radon testing may be obtained from your county public health unit.”

Section 35.            RELOCATION

a.       The provisions on this Section 35 shall apply only to the 1,652 rentable square feet located on the first floor of the Building. At any time hereafter, Landlord shall have the right to substitute for the first floor Premises only, then being leased or to be leased hereunder  (the “Existing Premises”), other premises within the building herein  (the “New Premises”), provided that the New Premises shall be of at least substantially the same size and shall either have substantially the same perimeter configuration or a perimeter configuration substantially as usable for the purposes for which the Existing Premises are being used by Tenant or, if possession of the Existing Premises has not yet been received by Tenant, then for the purposes for which the Existing Premises were to be used by Tenant.  Landlord agrees that any Leasehold Improvements applicable to the Existing Premises under the Lease shall be performed/installed by Landlord in the New Premises.

b.       If Tenant shall not have received possession of the Existing Premises, then, as of the date Landlord gives notice of a substitution, such substitution shall be effective, the New Premises shall be the Premises hereunder and the Existing Premises shall cease to be the Premises hereunder.

c.       The provisions of this subparagraph shall apply if Tenant shall have already received possession of the Existing Premises as of the date Landlord gives notice of substitution.  Tenant shall vacate and surrender the Existing Premises not later than the later of the 30th day after the date that Landlord shall notify Tenant of Landlord’s intent to make the substitution in question, or the 15th day after Landlord shall have substantially completed the work to be done by Landlord in the New Premises pursuant to this subparagraph (d).  As of the sooner of such 15th day, or the date of such surrender and vacation all references in this Lease to “Premises” shall be deemed to include the New Premises and exclude the Existing Premises.

d.       Landlord shall:  (1) improve the New Premises so that they are substantially similar to the Existing Premises and promptly reimburse Tenant for its actual and reasonable out-of-pocket costs in connection with the relocation of any telephone or other communications equipment from the Existing Premises to the New Premises; and (2) pay the actual and reasonable out-of-pocket expenses of Tenant’s moving of its property from the Existing Premises to the New Premises.  However, instead of paying the expenses of Tenant’s moving of its property, Landlord may elect to either move Tenant’s property, or provide personnel to do so under Tenant’s direction, in which event such move may not be made except during evenings or weekends, so as to incur the least inconvenience to Tenant.

e.       Tenant shall not be entitled to any compensation for any inconvenience or interference with Tenant’s business, nor to any abatement or reduction of base Rent, nor shall Tenant’s obligations under this Lease be otherwise affected, as a result of this substitution, except as otherwise provided in Section 35.

f.        Tenant agrees to cooperate with Landlord as to facilitate the prompt completion by Landlord of its obligations under this subparagraph.  Without limiting the generality of the preceding sentence, Tenant agrees to promptly provide to Landlord such approvals, instruction, plan, specification or other information as may be reasonably requested by Landlord.

Section 36.            OPTION TO RENEW

Tenant shall have the option to renew this Lease for two (2) additional terms of one (1) year, commencing upon the expiration of the original Term of this Lease, under the same terms and conditions, except for the Rent and Term, provided that at the time of each option to renew, this Lease is in full force and effect and Tenant is not in default of any of the terms or conditions herein. In each instance, Tenant shall be required to give Landlord written notice of its intention to renew at least one hundred eighty (180) calendar days prior to the expiration of the lease term.

The Base Rent shall be adjusted to 90% of the then Fair Market Rental Value

(“FMRV”) of the Premises, to be determined as follows:

In the event Landlord and Tenant cannot agree on a FMRV within the last one hundred twenty (120) days of the Term, Tenant shall be entitled to a period of thirty (30) days to obtain a bona fide appraisal establishing the FMRV of the Premises, with said appraisal to be prepared by an MAI designated appraiser located within Lee County, Florida. Tenant’s appraisal shall be binding upon Landlord unless Landlord notifies Tenant, in writing, within five (5) business days of receipt of the appraisal, that it will not accept the FMRV established by Tenant’s appraiser.

If Landlord does not accept the FMRV established by Tenant’s appraiser, then Landlord shall have thirty (30) days from the receipt of Tenant’s appraisal to obtain its own appraisal prepared by an MAI designated appraiser located within Lee County, Florida. Landlord shall furnish its appraisal to Tenant, and Landlord’s appraisal shall be binding upon Tenant unless Tenant notifies Landlord, in writing, within five (5) business days of receipt of the appraisal, that it will not accept the FMRV established by Landlord’s appraiser.

In the event that Tenant still wishes to proceed, Tenant and Landlord shall designate a mutually agreed upon third MAI designated appraiser, who shall, within thirty (30) days, prepare an appraisal report to establish the final FMRV for the Premises, using only the preceding two appraisals. It is further specifically understood that Landlord and Tenant shall be responsible for the cost of their respective appraisals obtained under this Section and shall be jointly responsible for the cost of the third appraisal, if applicable.

In the event Landlord and Tenant cannot agree on the appointment of an unrelated MAI designated appraiser within ten (10) days of Tenant’s request, the two MAI appraisers previously selected by Landlord and Tenant will choose a third appraiser and that choice shall be binding upon Landlord and Tenant.

Notwithstanding the foregoing, the FMRV shall not be less that the base Rent in the final year of the previous lease Term.

In the event Landlord and tenant cannot reach an agreement as to the FMRV, Tenant may, at any time in its sole discretion, revoke its election to renew the Lease by written notice to Landlord whereupon this Lease shall terminate pursuant to the terms herein.

IN WITNESS WHEREOF, the parties have executed this Lease the day and year first herein above written.

WITNESSES:

LANDLORD: WALDEN CENTER LP, a
Delaware limited partnership
/s/ Elaine Ackerman
Signature

Elaine Ackerman
Printed Name	By:	Chandelle Ventures, Inc., its general partner

/s/ Linda Giarratano	By:	/s/ Michael A. Ackerman
Signature		Michael A. Ackerman

Linda Giarratano	Its:	President
Printed Name

WITNESSES:

TENANT: WCICOMMUNITIES LLC, a
Delaware limited liability company

/s/ Jay Young
Signature

Jay Young
Printed Name	By:	/s/ Diana Walker

	Its:	SVP, Human Resources
/s/ Deborah Atrozskin
Signature

Deborah Atrozskin
PrintedName

Exhibit “A”

FIRST FLOOR SPACE PLAN

MAIL ROOM
13'-3"X17'-10"
DESIGN CENTER
RECEPT.
LOBBY
STAIRS
ELEC.
ELEV
ELEV
MAIN ENTRANCE
WALDEN I
FIRST FLOOR

OCT-07-2010 10:28 P.01/01

Exhibit “B”

SECOND FLOOR SPACE PLAN

STAIRS
ELEC
ELEV
ELEV
RECEPTION
WOMENS
MENS
TWO WEST CONF ROOM
TWO EAST CONF ROOM
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
COPY
COPY
EQUIP ROOM
WAR ROOM
STAIRS
5 FILE CAB
5 FILE CAB
5 FILE CAB
3 FILE CAB
2 FILE CAB
1 FILE CAB
18 FILE CAB
18 FILE

Exhibit “C”

CONSTRUCTION SPECIFICATIONS

Page 1 of 3

LAI Design Associates, LLC
DESIGN • ENGINEERING • PLANNING • CONSTRUCTION

Schedule of Values

Walden Center LP - Building I
24301 Walden Center Drive, Bonita Springs, FL
WCI - First & Second Floor Renovation

Cost Code		Landlord Second Floor	Tenant Second Floor	Landlord First Floor	Tenant First Floor	Total Value
01-0000 General Requirements:		**$31,330.00**	**$0.00**	**$800.00**	**$0.00**	**$32,130.00**
Supervision		$7,000.00				$7,000.00
Construction Documents		$5,500.00				$5,600.00
Permits	Allowance	$4,000.00				$4,000.00
Project Documents		$350.00				$350.00
LAI Project Report		$0.00				$0.00
Survey		$0.00				$0.00
Demolition (wallpaper)		$1,080.00				$1,080.00
Cleaning		$800.00		$200.00		$1,000.00
Dumpsters		$2,600.00				$2,600.00
Final Clean		$2,500.00		$600.00		$3,100.00
Carpet Stem Clean		$2,500.00				$2,500.00
Contingency	Allowance	$5,000.00				$5,000.00
07-0000 Thermal & Moisture Protection:		**$0.00**	**$3,916.00**	**$250.00**	**$250.00**	**$4,416.00**
Insulation		$0.00	$3,666.00			$3,566.00
Fireproofing		$0.00		$250.00	$250.00	$500.00
Roofing		$0.00	$360.00			$360.00
08-0000 Windows & Doors:		**$6,700.00**	**$14,310.00**	**$0.00**	**$0.00**	**$21,010.00**
Doors (Removal & Re-Install Owner Doors)		$5,000.00				$5,000.00
Refinish Doors as needed	Allowance	$1,200.00				$1,200.00
Door Hardware (relocated brushed brass)		$500.00				$600.00
Locksmith			$1,000.00			$1,000.00
Interior Frames & Glazing Installation			$2,600.00			$2,600.00
Interior Frames & Glazing (4) 35" - (5) 18"		$0.00	$10,710.00			$10,710.00
09-0000 Finishes:		**$27,932.50**	**$25,571.50**	**$3,313.00**	**$5,928.00**	**$62,745.00**
Interior Metal Framing		$2,076.00	$2,076.00	$715.00	$715.00	$5,580.00
Drywall Demo		$2,462.50	$2,462.50	$480.00	$480.00	$5,885.00
Drywall (Included in Metal Framing)		$4,700.00	$4,700.00	$383.00	$383.00	$10,166.00
Pre-Fab Walls		$0.00				$0.00
Ceramic Tile floor	Allowance	$0.00				$0.00
Carpet (remove)	Allowance	$600.00				$600.00
Carpet	Allowance	$1,200.00			$4,000.00	$5,200.00
VCT	Allowance	$0.00	$4,600.00			$4,600.00
VCB	Allowance	$0.00	$1,200.00			$1,200.00
ACT Ceilings		$7,000.00	$3,369.00	$350.00	$350.00	$11,069.00
Primer/Skim coat on Wallpaper walls			$7,165.00			$7,165.00
Paint- Interior		$9,895.00		$1,385.00		$11,280.00
10-0000 Specialties:		**$0.00**	**$3,500.00**	**$0.00**	**$0.00**	**$3,500.00**
Cabinets/ Countertops	Allowance		$3,000.00			$3,000.00
Cabinets/ Countertops (relocation & repair)	Allowance		$500.00			$500.00
21-0000 Fire Suppression		**$7,000.00**	**$0.00**	**$1,250.00**	**$0.00**	**$8,250.00**
Fire Protection - Sprinklers		$7,000.00		$1,250.00		$8,250.00
22-0000 Plumbing:		**$0.00**	**$300.00**	**$0.00**	**$0.00**	**$300.00**
Interior Water Lines	Allowance	$0.00				$0.00
Interior Drain, Vent & Waste Lines		$0.00				$0.00
Condensate Drain for Mini-Split		$0.00	$300.00			$300.00
23-0000 HVAC:		**$5,135.70**	**$3,500.00**	**$3,700.50**	**$0.00**	**$12,336.20**
HVAC System		$5,136.70		$3,100.50		$8,236.20
Fire Dampers				$600.00		$600.00
HVAC Upgrade - Mini Split 1 ton		$0.00	$3,500.00			$3,500.00
26-0000 Electrical:		**$8,450.00**	**$10,450.00**	**$0.00**	**$5,500.00**	**$24,400.00**
Electrical		$8,450.00	$8,450.00		$3,000.00	$19,900.00
Floor/Data Outlets (3)	Allowance		$1,500.00			$1,500.00
Mini-split system for IT Room			$500.00			$500.00
Electrical Finish (Lights)	Allowance				$2,500.00	$2,500.00
28-0000 Electronic Safety & Security		**$3,800.00**	**$3,800.00**	**$2,000.00**	**$2,000.00**	**$11,600.00**
Fire Detection & Alarm		$3,800.00	$3,800.00	$2,000.00	$2,000.00	$11,600.00
Sub Total		$90,348.20	$65,347.50	$11,313.50	$13,678.00	$180,687.20
BUILDERS OH & P FEE	12%	$10,841.78	$7,841.70	$1,357.62	$1,641.36	$21,682.46
TOTALS		**$101,189.98**	**$73,189.20**	**$12,671.12**	**$15,319.36**	**$202,369.66**
			Walden Center Total			**$113,861.10**
			WCI Total			**$88,508.56**

Exhibit “C”

CONSTRUCTION SPECIFICATIONS

WALDEN CENTER, LP

WCI OFFICE RENOVIATION

SPECIFICATION SHEET

Exclusions:

1.             Security

2.             Access Cards

3.             Impact Fees

4.             Tenant signage

Included:

1.             Architectural fees

2.             Supervision

3.             Permit Fees (allowance)

4.             Final Cleaning

Walls

1.             Demo: Remove Hard Walls, Carpet & Tile

2.             Build all Interior Walls

3.             Install sound batt insulation

4.             Pre-fab Partitions (Tenant supplied & Installed)

Ceilings:

1.             Remove & re-install Ceiling Tiles, per plan and as needed (USG Auratone GR 4867)

2.             Patch in new USG 15/16” White Grid Work

3.             All new or reused acoustical ceiling tile and grid shall match the existing acoustical ceiling tile.

Doors/Frames/Hardware:

1.             Remove & re-install Doors (Owner supplied)

2.             Install Hardware (Owner supplied)

3.             All sidelights and interior glass shall be Safety Glass as noted on plan.

Cabinets:

1.             Modify laminated plastic cabinets with flush doors and drawers upper & lowers — Collaboration Café area.

2.             Modify Countertop — Collaboration Café area

Paint:

1.             Paint walls with (2) two coats flat paint, color selected by Tenant; Sherwin-Williams or equivalent interior paint.

2.             Paint door frames with semi-gloss paint, color selected by Tenant, Sherwin-Williams or equivalent interior paint.

3.             Paint walls in “Collaboration Café” only with (2) two coats eggshell paint, color selected by Tenant; Sherwin-Williams or equivalent interior paint.

4.             Touch-up finish on existing doors as needed.

Mechanical:

1.             Repair & Balance AC System

2.             Cap Plumbing Drain where necessary

Exhibit “C”

CONSTRUCTION SPECIFICATIONS

Electrical:

1.             Removal of existing Receptacles, Switches & Low Voltage Stub-ups

2.             Install new Receptacles per plan

3.             Install new Data (Stub-ups only)

4.             Re-feed Lighting Circuits

Fire Sprinkler:

1.             Relocate and add Heads as required

Fire Alarm:

1.             Relocate & sync detections devices as required.

Flooring:

1.             Install VCT/VCB flooring.

SPECIFICATIONS	Description	Labor/Material	Cost
Install VCT/VCB Flooring in Collaboration Café	Mannington Essentials	Material Only	$.95 SF
		Labor Only	$.53 SF

All new walls	Vinyl Cove Base	Material Only	$.55 SF
		Labor Only	$.60 SF

Existing Carpet to be removed and inserted where needed, no additional carpet is planned to be purchased.		Material Only
Labor Only

Material Only
Labor Only

2.             Install vinyl base throughout to match existing base.

Exhibit “D”

RULES AND REGULATIONS

l.              Sidewalks, corridors, exits, entrances, elevators and stairwells shall not be obstructed by Tenant or used for any purpose other than ingress and egress.  The corridors, exits, entrances, elevators and stairwells are not for use by the general public and Landlord shall retain the right to control and prevent access by any person whose presence, in Landlord’s judgment, is detrimental to the safety of the Building and its Tenants, provided that nothing contained herein shall be construed to prevent access to persons with whom Tenant conducts business, unless such persons are engaged in illegal activities.  No Tenant, and no employees or invitees of Tenant, shall go upon the roof of the Building. Tenant shall not store anything in the stairwells.

2.             No sign, placard or advertisement, visible from the exterior of Premises, shall be printed, affixed, installed or otherwise displayed by Tenant either in its Premises or any part of the Building without the prior written consent of Landlord, and Landlord shall have the right to remove any such sign, placard or advertisement without notice to, and at the expense of, Tenant. If Landlord shall give consent to Tenant at any time, such consent shall not be considered a waiver or release of the provisions herein. All approved signs or lettering on doors and walls shall be printed, affixed or installed at the expense of the Tenant.

3.             The main directory sign for the Building will be provided exclusively for the name and location of Tenants only and Landlord reserves the right to exclude any other names from the directory sign.

4.             No curtains, draperies, blinds, shutters, shades, screens, awnings or decorations shall be attached to, hung or placed in, or used in connection with, any window or door on the Premises without the prior written consent of Landlord.  Any such items shall be installed on the inside of Landlord’s standard window covering and shall not be visible from the exterior of the Building.   No articles shall be placed or kept on the windowsills that are visible from the exterior of the Building.  No articles shall be placed against glass partitions or doors which might appear unsightly from outside Tenant’s Premises.

5.             Landlord reserves the right to exclude from the Building between the hours of 6:00 P.M. and 8:00 A.M. and at all hours on Sunday and holidays, all persons who are not Tenants or their guests or invitees. Each Tenant shall be responsible for all persons for whom it allows to enter the Building and shall be liable to Landlord for all acts of such persons.

Landlord reserves the right to exclude, or expel from the Building any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.  Landlord shall in no event be liable for damages with regard to the admission to or exclusion from the Building of any person.   During any invasion, mob, riot, public excitement or other circumstances, Landlord reserves the right to prevent access to the Building by locking the doors to the Building.

6.             Tenant shall not employ any person or company other than Landlord’s janitorial company for the purpose of cleaning the Premises unless otherwise agreed to by Landlord in writing.  Except with the written consent of Landlord no person or companies other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning.  No Tenant shall cause any unnecessary labor caused by carelessness or indifference in the preservation of good order and cleanliness of the Premises.  Landlord shall in no way be responsible to Tenant for any loss of or damage to Tenant’s property, however occurring, by the janitorial company or any employee.

7.             Each Tenant shall store all its trash and garbage within the interior of its Premises.  No materials shall be placed in the exterior trash receptacles if such material cannot be disposed of in the customary manner without violation of any law or ordinance governing such disposal.  All trash and garbage disposal shall be made only through entryways and elevators provided for such purpose and at such times as Landlord may designate. Tenant has the right to utilize additional trash receptacles when necessary.

8.             Tenant shall not install, maintain or operate upon the Premises any vending machine without the consent of the Landlord.  Tenant may retain its existing vending machines in the Premises.

9.             Tenant shall ensure all doors to its Premises are closed and securely locked before the Tenant or its employees leave the Premises.  On multiple-tenant floors, Tenants shall keep the door(s) to the common corridors closed at all times, as required by local fire code. Tenant assumes all responsibility for protecting its Premises from theft, robbery and pilferage.

10.          If Tenant shall alter any lock or install a new lock on any door into its Premises, Tenant shall in each case furnish Landlord with a key. Tenant must obtain Landlord’s prior consent to add magnetic locks or card readers to its Premises. Tenant may administer and manage the access control system serving its Premises, including adding and deleting access cards to and from the system.

11.          Tenant, upon the termination of its Lease, shall deliver to Landlord at least one key for each lock installed in the Premises. Landlord acknowledges that Tenant provides, at its own expense, access cards to its employees.

12.          As more specifically provided for in Tenant’s Lease, Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning systems. Tenant may use the energy management system to adjust temperatures within its Premises. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.  The use of space heaters is strictly prohibited. Tenant shall comply with all energy conservation, safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

13.          The toilets, urinals, lavatories, kitchen sinks and other plumbing fixtures shall not be used for any purpose other than that for which they are intended. It is expressly forbidden to dispose of food and coffee grounds in the kitchen and restroom sinks. The expense of any breakage, stoppage or damage resulting from misuse by Tenant, its employees or invitees shall be repaired at Tenant’s sole cost and expense. Tenant must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Tenant and its employees leave the Premises. Tenant shall make good all injuries or damages sustained by other Tenants or Landlord caused by default or carelessness.

14.          Tenant shall give prompt notice to Landlord of any accidents or defects in plumbing, electrical fixtures, or air conditioning and heating equipment so such accidents or defects may by repaired.

15.          Tenant shall not use or keep in its Premises or the Building any gasoline or flammable or combustible fluid or anything other than limited quantities necessary for the operation or maintenance of office equipment.

16.          Tenant shall not use, keep or permit to be used or kept in its Premises any foul or noxious gas or substance or allow the Premises to be used in a manner offensive or objectionable to Landlord or other tenants in the Building by reason of noise, odors or vibrations.  Animals of any kind shall not be brought into the Premises or Building.

17.          Tenant shall have the right to prepare food and beverages in the area of the Premises known as the Collaboration Café. The food and beverages shall be distributed solely to its employees, guests and invitees, and in no event be sold to third parties or the general public.  Tenant may also utilize coffee makers, refrigerators, microwaves and other equipment commonly found in office buildings throughout its Premises.

All equipment used by Tenant must be Underwriters’ Laboratory approved, and be used in accordance with applicable federal, state and city laws, codes and ordinances. The Premises  shall not be used for lodging.

18.          Except with the prior written consent of Landlord, Tenant shall not sell, or permit the sale, of newspapers, magazines, periodicals or any other goods or merchandise in the Premises, nor shall Tenant or its employees conduct any business in or from its Premises for the service or accommodation of occupants of the Building. The Premises shall not be used for manufacturing of any kind, or as a hair salon, or any business activity other than that specifically provided for in Tenant’s lease.

19.          Tenant shall not install any radio or television antenna, loudspeaker or any other device on the exterior walls or roof of the Building.  Tenant shall not interfere with radio or television broadcasting or reception from or in the Building.

20.          Tenant shall not install tile, carpet or other floor covering so that the same shall be affixed to the floor of its Premises in any manner except as approved in writing by Landlord.  The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be the responsibility of Tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

21.          All vinyl or fabric wall covering which Tenant may install on painted walls shall be applied with a strippable adhesive.  The use of non-strippable adhesives will cause damage to the walls when materials are removed, and any repairs required shall be made by Landlord at Tenant’s expense. Vinyl wall covering shall not be installed on the exterior walls of the Building.

22.          Tenant must provide a proof of liability insurance for all vendors performing work in the Building or Premises, in the form of a Certificate of Insurance, which lists Landlord

(Walden Center LP) as the certificate holder.

23.          Tenant shall notify Landlord in advance of any work to be performed in the Building, including, but not limited to the installation of phone and data cables, electrical circuits or outlets and installation of any type affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building. Tenant will ensure its vendors properly install and strap all phone and data cables within the Premises, re-install all ceiling tile, and comply with all applicable laws, codes and ordinances. If firewalls are penetrated, Tenant will have vendor close the opening with fire rated caulk.

24.          Tenant shall notify Landlord in advance of its intention to add any electrical circuits in the Premises. All electrical panels must be updated to reflect the installation of additional circuits. No boring or cutting of the concrete floor slab will be allowed without the prior written consent of Landlord.

25.          No furniture, freight, equipment, supplies, packages, or other property will be received in the Building or carried up or down the elevators except between the hours of 7:00 A.M. and 7:00 P.M., Monday through Saturday. Safes, batteries or other heavy objects shall, if considered necessary by Landlord, stand on wooden strips of sufficient width to properly distribute the weight. Landlord will not be responsible for loss of or damage to any property from any cause, and all damage done to the Building by moving or maintaining any such property shall be repaired at the expense of Tenant.

26.          Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor is designed to bear and which is allowed by law.  No Tenant shall mark, or drive nails, screws or drill into, the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, without prior approval from Landlord which approval will not be unreasonably withheld.

Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein which is objectionable to Landlord or other tenants shall be placed, by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate any noise or vibration.  The persons employed to move such equipment in or out of the Building must be approved by Landlord.

27.          Tenant shall not use hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve.  No other vehicles of any kind shall be brought by Tenant into or kept in or about the Premises.

28.          Canvassing, soliciting, distributing of handbills or any other written material and peddling in or around the Building are prohibited and Tenant shall report such activities to Landlord and cooperate to prevent such conduct.  Tenant shall not make room-to-room solicitation of business to other tenants in the Building.

29.          Without the prior written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising Tenant’s business except as Tenant’s address.  Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant, which, in Landlord’s opinion, impairs the reputation of the

Building, and, upon written notice from Landlord, Tenant will refrain from or discontinue such publicity.

30.          Maintenance and other requests should be submitted to the management office by Tenant’s authorized representative(s). Employees of Landlord shall not perform any work outside their regular duties unless given special instructions from Landlord.

31.          Walden Center is a non-smoking building.  Smoking is therefore prohibited in all areas of the building interior, including common areas, restrooms and Tenant’s Premises. Tenant may not allow smoking by guests or employees. Landlord shall have the right, from time to time, to designate permitted smoking areas on the exterior of the building.  Smoking is strictly prohibited in or around all Building entrances, as required by state law.

32.          Tenant shall not permit the occupancy load within its Premises to exceed an average of five (5) persons per one thousand (1,000) square feet.

33.          Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any one tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.

34.          Landlord reserves the right from time to time to amend the Rules and Regulations. Tenant agrees to abide by any additional Rules and Regulations that are adopted. All such Rules and Regulations apply uniformly to all tenants in the Building.

35.          Tenant shall be responsible for the observation of all of the foregoing Rules and Regulations by Tenant’s employees, agents, clients, customers, invitees and guests.  These Rules and Regulations are in addition to, and shall not be construed in any way to modify, alter or amend, in whole or in part, the terms, covenants and conditions of Tenant’s Lease.

Exhibit “E”

TENANT ESTOPPEL CERTIFICATE

Tenant:

Re:                                                                                                                             Premises:

Lease Dated:

Between:                                                                                                             , Tenant, and Walden Center LP, Landlord

1.                                      The Lease is presently in full force and effect and is unmodified except as noted in Paragraph 10 herein below.  A copy of such Lease is attached.

2.                                      Tenant took possession of the Premises on                                             and has paid Rent due under the Lease as follows:

3.                                      The Term of the Lease commenced on                                     , 20        , and will terminate on                                     , 20        .

4.                                      All Tenant Improvements required to be made by Landlord have been completed to the satisfaction of Tenant except as noted below.

5.                                      Rent has not been paid more than thirty (30) days in advance of its due date except as noted in Paragraph 11 herein below, unless the rent for the last month of the term has been paid.

6.                                      Landlord has not defaulted in its obligations under the Lease, except as noted in Paragraph 12 herein below.

7.                                      Tenant, as of this date, has no charge, lien, cause of actions, claim or right of offset against Landlord under the Lease or otherwise against Rent or other charges due or to become due under the Lease, except as noted in Paragraph 13 herein below.

8.                                      The current Rent is $                               per month for the premises.

9.                                      Tenant Security Deposit is $                              .

10.                               Modifications of the Lease Agreement: (please list or attach a copy of any such modifications).

11.                               Rentals prepaid in excess of 30 days $                       representing                        advance rentals.  A copy of canceled checks or receipts is attached hereto.

12.                               Default of Landlord (if any):

13.                               Charges, liens, causes of actions or claims of right-of-offset held by Tenant against Landlord are as follows:

14.                               Leasehold Improvement Amortization: Tenant pays $                               per month to Landlord for Leasehold Improvements, amortized over the Initial Term of  three (3) years, for an aggregate  sum of $

DATED this                    day of                                       , 20        .

Tenant:

By:

Its: